EXHIBIT 5

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June 23, 2004

Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, NW

Judiciary Plaza

Washington, D.C. 20549

Re:	The Kindred Healthcare, Inc. 2001 Stock Incentive Plan Amended and Restated and the Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors Amended and Restated

Ladies and Gentlemen:

I am Senior Vice President of Corporate Legal Affairs and Corporate Secretary to Kindred Healthcare, Inc. (the “Registrant”) and have reviewed the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, covering additional 3,000,000 and 200,000 shares of Common Stock, par value $0.25 per share (the “Shares”), of the Registrant, a Delaware corporation, to be issued pursuant to the Kindred Healthcare, Inc. 2001 Stock Incentive Plan Amended and Restated and the Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors Amended and Restated (together, the “Plans”), respectively. This opinion relates to the aggregate number of the Shares covered by the Registration Statement reduced by the number of the Shares which are issued under the Plans through the use of Shares from the Registrant’s treasury.

I have examined and am familiar with the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Registrant, and the various corporate records and proceedings relating to the proposed issuance of the Shares. I have also examined such other documents and proceedings as I have considered necessary for the purpose of this opinion.

Based on the foregoing, it is my opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Plans, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Joseph L. Landenwich
Joseph L. Landenwich, Esq. Senior Vice President of Corporate Legal Affairs and Corporate Secretary